                                                                    Exhibit 99.1


                  QUEST DIAGNOSTICS REPORTS STRONG PERFORMANCE
                              IN FIRST QUARTER 2005

LYNDHURST, N.J., APRIL 21, 2005--Quest Diagnostics Incorporated (NYSE: DGX), the nation's leading provider of diagnostic testing, information and services, announced that for the first quarter ended March 31, 2005, net income increased to $132 million from $116 million in the first quarter of 2004. Earnings per diluted share increased 19% to $1.28 from $1.08 a year ago. As previously disclosed, 2004 earnings per share reflect the required change in accounting for the company's contingent convertible debentures.

First quarter revenues of $1.3 billion grew 5.1% compared to the prior year. Clinical testing volume, measured by the number of requisitions, increased 2.8% and revenue per requisition increased 2.3%.

For the first quarter, operating income was $230 million, or 17.4% of revenues, compared to $209 million, or 16.6% of revenues in 2004. Bad debt expense was 4.5%, unchanged from a year ago. Days sales outstanding were 46 days, comparable to the level at yearend. Cash flow from operations increased to $136 million from $111 million in 2004. During the quarter the company repurchased $62 million of its common stock and made capital expenditures of $55 million.

"We reported strong performance in the quarter," said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer. "We continue to drive growth by focusing on service, sales and science."

Outlook for 2005 Unchanged
For the full year 2005, revenues are expected to grow between 5% and 6%. Operating income is expected to be between 18% and 19% of revenues; cash from operations is expected to approach $800 million; and capital expenditures are expected to be between $210 million and $230 million. The company expects full year earnings per diluted share of between $5.45 and $5.55, an increase of 14% to 16% compared to 2004 diluted earnings per share of $4.77 before special charges.

Quest Diagnostics will hold its first quarter conference call on April 21 at 8:30 A.M. Eastern Time. A simulcast of the call and a replay are available via the Internet at: www.questdiagnostics.com and registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call will be available from 10:30 A.M. on April 21 through 11 P.M. on May 20, 2005 to investors in the U.S. by dialing 866-457-6654. Investors outside the U.S. may dial 203-369-1302. No password is required for either number.

Quest Diagnostics is the leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at: www.questdiagnostics.com.

The statements in this press release which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to be materially different. Certain of these risks and uncertainties may include, but are not limited to, competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors described in the Quest Diagnostics Incorporated 2004 Form 10-K and subsequent filings.


                                - Table follows -

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Operations
               For the Three Months Ended March 31, 2005 and 2004
               (in millions, except per share and percentage data)

                                                                       Three Months Ended
                                                                            March 31,
                                                                 --------------------------------

                                                                     2005              2004
                                                                 --------------   ---------------
Net revenues..............................................          $ 1,319.5        $ 1,255.7

Operating costs and expenses:
Cost of services..........................................              780.1            737.3
Selling, general and administrative.......................              308.4            307.5
Amortization of intangible assets ........................                0.9              2.1
Other operating expense, net..............................                0.2                -
                                                                    ---------        ---------
    Total operating costs and expenses....................            1,089.6          1,046.9
                                                                    ---------        ---------

Operating income .........................................              229.9            208.8

Other income (expense):
Interest expense, net.....................................              (12.8)           (14.6)
Minority share of income..................................               (5.0)            (4.5)
Equity earnings in unconsolidated joint ventures..........                7.2              4.6
Other income, net.........................................                0.8              1.2
                                                                    ---------        ---------
    Total non-operating expenses, net.....................               (9.8)           (13.3)
                                                                    ---------        ---------

Income before taxes ......................................              220.1            195.5
Income tax expense........................................               88.5             79.4
                                                                    ---------        ---------
Net income................................................          $   131.6        $   116.1
                                                                    =========        =========


----------------------------------------------------------------------------------------------------

Earnings per common share:
Basic.....................................................          $    1.30        $    1.13
Diluted...................................................          $    1.28        $    1.08

----------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
Basic.....................................................              100.9            103.1
Diluted...................................................              103.1            108.6

----------------------------------------------------------------------------------------------------

Operating income as a percentage of net revenues .........               17.4%            16.6%

----------------------------------------------------------------------------------------------------

                 Quest Diagnostics Incorporated and Subsidiaries

                           Consolidated Balance Sheets
                      March 31, 2005 and December 31, 2004
                      (in millions, except per share data)


                                                                            March 31,          December 31,
                                                                               2005                2004
                                                                        -----------------    -----------------
              Assets
              Current assets:
              Cash and cash equivalents ............................       $    86.2            $    73.3
              Accounts receivable, net .............................           702.4                649.3
              Inventories ..........................................            76.3                 75.3
              Deferred income taxes.................................           106.3                 83.0
              Prepaid expenses and other current assets.............            68.1                 50.2
                                                                           ---------            ---------
                 Total current assets...............................         1,039.3                931.1
              Property, plant and equipment, net....................           633.8                619.5
              Goodwill, net.........................................         2,524.6              2,506.9
              Intangible assets, net ...............................            11.3                 11.5
              Deferred income taxes.................................            28.3                 29.4
              Other assets..........................................           104.7                105.4
                                                                           ---------            ---------
              Total assets..........................................       $ 4,342.0            $ 4,203.8
                                                                           =========            =========


              Liabilities and Stockholders' Equity
              Current liabilities:
              Accounts payable and accrued expenses.................       $   702.1            $   669.0
              Short-term borrowings and current portion of long-term
                 debt...............................................           230.1                374.8
                                                                           ---------            ---------
                 Total current liabilities..........................           932.2              1,043.8
              Long-term debt........................................           624.1                724.0
              Other liabilities.....................................           147.7                147.3
              Stockholders' equity:
              Common stock, par value $0.01 per share; 300 shares
                 authorized; 106.8 shares issued at both March 31,
                 2005 and December 31, 2004.........................             1.1                  1.1
              Additional paid-in capital............................         2,197.1              2,195.3
              Retained earnings.....................................           932.1                818.7
              Unearned compensation ................................            (3.5)                   -
              Accumulated other comprehensive income................             1.2                  3.9
              Treasury stock, at cost; 5.7 and 8.7 shares at March
                 31, 2005 and December 31, 2004, respectively.......          (490.0)              (730.3)
                                                                           -- ------            ---------
                 Total stockholders' equity.........................         2,638.0              2,288.7
                                                                           ---------            ---------
              Total liabilities and stockholders' equity............       $ 4,342.0            $ 4,203.8
                                                                           =========            =========

                 Quest Diagnostics Incorporated and Subsidiaries

                      Consolidated Statements of Cash Flows
               For the Three Months Ended March 31, 2005 and 2004
                                  (in millions)

                                                                                Three Months Ended
                                                                                    March 31,
                                                                        -----------------------------------
                                                                             2005               2004
                                                                        ---------------    ----------------
              Cash flows from operating activities:
              Net income............................................       $   131.6          $   116.1
              Adjustments to reconcile net income to net cash
                provided by operating activities:
              Depreciation and amortization.........................            42.5               41.1
              Provision for doubtful accounts.......................            59.4               56.6
              Deferred income tax provision (benefit)...............           (16.0)              11.4
              Minority share of income..............................             5.0                4.5
              Stock compensation expense............................             0.2                0.5
              Tax benefits associated with stock-based compensation
                plans...............................................            11.3               24.4
              Other, net............................................            (0.8)              (1.1)
              Changes in operating assets and liabilities:
                Accounts receivable.................................          (112.6)             (97.9)
                Accounts payable and accrued expenses...............           (51.4)             (63.9)
                Integration, settlement and other special charges...            (0.7)             (13.9)
                Income taxes payable................................            86.7               41.5
                Other assets and liabilities, net...................           (19.2)              (8.6)
                                                                           ---------          ---------
              Net cash provided by operating activities.............           136.0              110.7
                                                                           ---------          ---------

              Cash flows from investing activities:
              Capital expenditures..................................           (55.4)             (45.1)
              Business acquisition, net of cash acquired............           (19.3)                 -
              Proceeds from disposition of assets...................               -                3.2
              Increase in investments and other assets..............            (0.5)              (3.6)
                                                                           ---------          ---------
              Net cash used in investing activities.................           (75.2)             (45.5)
                                                                           ---------          ---------

              Cash flows from financing activities:
              Proceeds from borrowings..............................           100.0               75.0
              Repayments of debt....................................          (100.4)             (75.4)
              Purchases of treasury stock...........................           (62.3)             (44.9)
              Exercise of stock options.............................            35.5               34.5
              Dividends paid........................................           (15.0)             (15.4)
              Distributions to minority partners....................            (5.7)              (3.9)
                                                                           ---------          ---------
              Net cash used in financing activities.................           (47.9)             (30.1)
                                                                           ---------          ---------

              Net change in cash and cash equivalents...............            12.9               35.1

              Cash and cash equivalents, beginning of period........            73.3              155.0
                                                                           ---------          ---------

              Cash and cash equivalents, end of period..............       $    86.2          $   190.1
                                                                           =========          =========

              Cash paid during the period for:
              Interest..............................................       $    22.0          $    21.9
              Income taxes..........................................       $     6.4          $     3.6

Notes to Financial Tables

1) Basic earnings per common share is calculated by dividing net income by the weighted average common shares outstanding. Due to a required change in accounting effective December 31, 2004, the Company included the dilutive effect of its contingent convertible debentures in its earnings per share calculations using the if-converted method, regardless of whether or not the holders of these securities were permitted to exercise their conversion rights, and retroactively restated previously reported diluted earnings per common share. References to the previously reported diluted weighted average common shares outstanding, including diluted earnings per common share calculations and related disclosures, have been restated to give effect to the required change in accounting for all periods presented.

     The computation of basic and diluted earnings per common share (using the if-converted method) is as follows:

                                                               Three Months Ended
                                                                   March 31,
                                                        ---------------------------------
                                                             2005              2004
                                                        ----------------  ---------------
                                                        (in millions, except per share data)
     Net income available to common stockholders -
        basic .....................................       $    131.6        $    116.1
     Add: Interest expense associated with
        contingent convertible debentures, net of
        related tax effects.......................               0.1               0.9
                                                          ----------        ----------
     Income available to common stockholders -
        diluted ..................................        $    131.7        $    117.0
                                                          ==========        ==========

     ------------------------------------------------------------------------------------

     Weighted average common shares outstanding -
        basic .....................................            100.9             103.1

     Effect of dilutive securities:
     Stock options and restricted common shares
        granted under the Company's Employee Equity
        Participation Program .....................              1.9               2.6
     Contingent convertible debentures.............              0.3               2.9
                                                          ----------        ----------
     Weighted average common shares outstanding -
        diluted ...................................            103.1             108.6
                                                          ==========        ==========

     ------------------------------------------------------------------------------------

     Basic earnings per common share...............       $     1.30        $     1.13

     Diluted earnings per common share....................$     1.28        $     1.08

     ------------------------------------------------------------------------------------

2) The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations and has chosen to adopt the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" ("SFAS 148"). The following table presents net income and earnings per share, had the Company elected to recognize compensation cost associated with stock option awards and employee stock purchases under the Company's Employee Stock Purchase Plan, consistent with the method prescribed by SFAS 123, as amended by SFAS 148:


                                                               Three Months Ended
                                                                   March 31,
                                                        ---------------------------------
                                                             2005              2004
                                                        ----------------  ---------------
                                                        (in millions, except per share data)
     Net income
     Net income, as reported........................      $    131.6        $    116.1
     Add:  Stock-based compensation under APB 25....             0.2               0.5
     Deduct:  Total stock-based compensation expense
        determined under fair value method for all
        awards, net of related tax effects..........           (10.6)            (10.9)
                                                          ----------        ----------
      Pro forma net income..........................      $    121.2        $    105.7
                                                          ==========        ==========

     Earnings per common share
     Basic - as reported............................      $     1.30        $     1.13
                                                          ----------        ----------
     Basic - pro forma..............................      $     1.20        $     1.03
                                                          ----------        ----------

     Diluted - as reported..........................      $     1.28        $     1.08
                                                          ----------        ----------
     Diluted - pro forma............................      $     1.17        $     0.98
                                                          ----------        ----------


     The fair value of each stock option award granted prior to January 1, 2005 was estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of each stock option award granted subsequent to January 1, 2005 was estimated on the date of grant using a lattice-based option-valuation model. Management believes a lattice-based option-valuation model provides a more accurate measure of fair value. The expected volatility in connection with the Black-Scholes option-pricing model was based on the historical volatility of the Company's stock, while the expected volatility under the lattice-based option-valuation model was based on the current and the historical implied volatilities from traded options of the Company's stock. The weighted average assumptions used in valuing options granted in the periods presented are noted in the following table.


                                                                 Three Months Ended
                                                                      March 31,
                                                        --------------------------------------
                                                              2005                 2004
                                                        ------------------    ----------------
     Dividend yield..............................              0.7%                 0.7%
     Risk-free interest rate.....................              4.0%                 3.0%
     Expected volatility.........................             23.3%                47.3%
     Expected holding period, in years...........               6                    5

3) For the three months ended March 31, 2005, the Company repurchased approximately 0.6 million shares of its common stock at an average price of $99.16 per share for $62 million. For the three months ended March 31, 2005, the Company has reissued approximately 2.8 million shares and 0.8 million shares in connection with the conversion of its contingent convertible debentures and for employee benefit plans, respectively. Since the inception of the share repurchase program in May 2003, the Company has repurchased approximately 12.9 million shares of its common stock at an average price of $81.45 for approximately $1.1 billion. At March 31, 2005, $450 million of the share repurchase authorizations remained available.

 4) Free cash flow represents net cash provided by operating activities less capital expenditures. Free cash flow is presented because management believes it is a useful adjunct to cash flow from operating activities and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's ability to fund investing and certain financing activities. Free cash flow is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles net cash provided by operating activities to free cash flow:

                                                                    Three Months Ended March 31,
                                                            ----------------------------------------------
                                                                    2005                    2004
                                                            ----------------------  ----------------------
                                                                            (in millions)
     Net cash provided by operating activities.......             $   136.0               $   110.7
     Less: Capital expenditures......................                  55.4                    45.1
                                                                  ---------               ---------
     Free cash flow..................................             $    80.6               $    65.6
                                                                  =========               =========

5) In December 2004, the Company called for redemption all of its outstanding contingent convertible debentures due November 2021. Under the terms of the debentures, the holders of the debentures had an option to submit their debentures for redemption at par plus accrued and unpaid interest or convert their debentures into shares of the Company's common stock at a conversion price of $87.50 per share. The outstanding principal of the debentures at December 31, 2004 was classified as a current liability within short-term borrowings and current portion of long-term debt on the Company's consolidated balance sheet. As of January 18, 2005, the redemption was completed and $0.4 million of principal was redeemed for cash and $249.6 million of principal was converted into approximately 2.9 million shares of the Company's common stock.

6) Diluted earnings per common share before special charges for the year ended December 31, 2004, excludes the second quarter 2004 charges associated with the acceleration of certain pension obligations in connection with the CEO succession process and the refinancing of the Company's bank debt and credit facility. Diluted earnings per common share before special charges is presented because management believes it is a useful adjunct to other measurements under accounting principles generally accepted in the United States, including reported diluted earnings per common share since it is a meaningful measure of the Company's ongoing operating performance. Diluted earnings per common share before special charges is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative indicator of performance to reported diluted earnings per common share. The following table reconciles diluted earnings per common share before special charges to reported results:

                                                                  Year Ended
                                                              December 31, 2004
                                                             ---------------------
     Diluted earnings per common share before
        special charges...............................            $    4.77

     Less:
     Charge related to the acceleration of certain
        pension obligations...........................                 0.06
     Debt refinancing charge..........................                 0.02
                                                                  ---------

     Diluted earnings per common share................            $    4.69
                                                                  =========